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As filed with the Securities and Exchange Commission on June 1, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Qunar Cayman Islands Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

17th Floor, Viva Plaza, Building 18, Yard 29,
Suzhou Street, Haidian District
Beijing 100080
The People's Republic of China
+86 10 5760 3000
(Address and telephone number of Registrant's principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, Suite 4D
New York, NY10017
+1 212 750 6474
(Name, address, and telephone number of agent for service)

Copy to:

Alan Seem, Esq.
Shearman & Sterling LLP
1460 El Camino Real, 2nd Floor
Menlo Park, CA 94025
United States
+1 650-838-3600

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Class B Ordinary shares, par value US$0.001 per share(2)(3)	—	—	—	—

(1)
This registration statement covers an indeterminate number of ordinary shares as may from time to time be issued at indeterminate prices, in U.S. dollars or the equivalent thereof in any other currency. The Registrant is deferring payment of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)
Includes Class B ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States. Also includes Class B ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option.

(3)
American depositary shares issuable upon deposit of the Class B ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Commission (Registration No. 333-191795). Each American depositary share represents three Class B ordinary shares.

PROSPECTUS

Qunar Cayman Islands Limited

American Depositary Shares
(Each Representing Three Class B Ordinary Shares)

        We may, from time to time, offer and sell our Class B ordinary shares in the form of American depositary shares, or ADSs. Each ADS represents three Class B ordinary shares, US$0.001 per share, of us, on terms to be determined at the time of offering.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

        We may offer and sell these securities directly to you or through one or more underwriters, dealers or agents, or through a combination of these methods. If any underwriter, dealer or agent is involved in the sale of any securities offered by this prospectus, we will name them and describe their compensation in the applicable prospectus supplement.

        Our ADSs are listed on the NASDAQ Global Market under the symbol "QUNR."

        Investing in our securities involves risks. See "Risk Factors" on page 10 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Prospectus dated June 1, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a shelf registration process. Under this process, we may, from time to time, offer and sell ordinary shares or ADSs in one or more offerings.

        This prospectus only provides you with a general description of the securities that we may offer. Each time securities are offered under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus and the applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information About Us."

        Unless otherwise stated, the information contained in this prospectus is accurate as of the date on the front cover and the information incorporated by reference into this prospectus is accurate as of the date of the relevant document incorporated by reference. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any other date.

        We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        This prospectus is not an offer to sell nor is it seeking an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

        When used in this prospectus, the following terms:

  •
  "ADRs" refers to American depositary receipts evidencing our ADSs;

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  "ADSs" refers to our American depositary shares, each representing three Class B ordinary shares, par value US$0.001 per share, of our company;

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  "Baidu" refers to Baidu, Inc. and its subsidiaries;

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  "Baidu Zhixin Cooperation" refers to the cooperating arrangements between Baidu and us relating to the Zhixin Platform pursuant to the Zhixin Cooperation Agreement;

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  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus only, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

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  "Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

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  "Flight TSPs" refers to flight travel service providers, including flight ticket wholesalers and distributors;

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  "mobile users" refers to users who accessed our mobile platform, including our mobile application and mobile website, in the preceding 12-month period as of any given date, each being identified by a unique serial number of the user's mobile device;

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  "ordinary shares" refers to our ordinary shares, par value US$0.001 per share;

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  "OTAs" refers to online travel agencies;

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  "qualified click" refers to a user click which occurs when the user is directed to a customer's website or our SaaS system by clicking on a search result on our website, regardless of whether the user proceeds to make a purchase from the customer, excluding repeating clicks resulting from suspected frauds or mistakes;

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  "RMB" or "Renminbi" refers to the legal currency of China;

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  "SaaS" refers to our proprietary software-as-a-service, a system on which we host the web outlets for certain travel service providers;

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  "US$," "U.S. dollars," or "dollars" refers to the legal currency of the United States;

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  "we," "us," "our company," "our," or "Qunar" refers to Qunar Cayman Islands Limited, a Cayman Islands company, and unless the context requires otherwise, includes its predecessor entities and consolidated subsidiaries and variable interest entities;

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  "web users" refers to users who accessed our website in the preceding 12-month period as of any given date, each being identified by a unique cookie installed on the user's computer;

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  "Zhixin Cooperation Agreement" refers to the cooperation agreement we entered into with Baidu on October 1, 2013; and

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  "Zhixin Platform" refers to the Zhixin platform maintained on the Baidu website, or any successor, derivation or replacement thereof.

        For your convenience, this prospectus contains translations of RMB to U.S. dollars were made at a rate of RMB6.2046 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2014, unless otherwise stated. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee from the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's public reference room.

        Our web site address is http://www.qunar.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the ADRs and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and our annual audited consolidated financial statements, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 29, 2015; and

  •
  All our future annual reports on Form 20-F and any report on Form 6-K that we indicate is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until all of the securities offered by this prospectus are sold.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Qunar Cayman Islands Limited
17th Floor, Viva Plaza, Building 18, Yard 29,
Suzhou Street, Haidian District
Beijing 100080
The People's Republic of China
+86 10 5760 3000

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "estimate," "plan," "believe," "is/are likely to" or other similar expressions. The forward-looking statements included in this prospectus and the documents incorporated by reference relate to, among others:

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  our goals and strategies;

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  our future business development, financial condition and results of operations;

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  the expected growth of the online travel markets in China;

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  our expectations regarding demand for and market acceptance of our products and services;

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  our expectations regarding our relationships with our users and customers;

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  our plans to invest in our technology platform;

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  competition in our industry;

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  fluctuations in general economic and business conditions in China;

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  relevant government policies and regulations relating to our industry; and

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  other factors set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated into this prospectus by reference, and, if applicable, under the heading "Risk Factors" in the applicable prospectus supplement.

        The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

OUR COMPANY

Overview

        We are evolving the way people travel in a world increasingly enabled by technology. Qunar means "where to go" in Mandarin Chinese. As the leading mobile and online commerce platform for travel in China, we are committed to building a travel ecosystem serving the entire travel industry value chain.

        The travel industry in China is undergoing rapid growth as the volume of leisure travel increases and demand for travel products grows dramatically. At the same time, the penetration of online travel remains relatively low in China and the industry remains fragmented, which made the distribution of travel products and services inefficient. Consumers want effective means to find the most relevant and best valued travel products among the growing range of potential choices. In addition, they also increasingly seek secure and convenient means to complete travel transactions and receive services online, particularly on mobile devices. On the other hand, many travel service providers lack the resources to efficiently market to travelers and to sell their products online.

        We address these specific needs of Chinese travelers and travel service providers by efficiently matching industry supply and demand through our proprietary technologies. Our unique value propositions to our users and our customers enable us to create a strong network effect whereby an increasing number of users attract more and better commercial arrangements with travel service providers which, in turn, attracts even more users to our platform. We offer a range of travel products including flights, hotels, vacations packages, attraction tickets and other travel related offerings. The breadth of product selection on our platform provides a one-stop solution for users to purchase travel products across different verticals.

        Our robust mobile platform enables us to offer an uniquely positive user experience in the travel industry. We have been at the forefront of the mobile shift in the industry and we have observed that mobile users stay active with us for a long period of time. The longer they stay with us, the more frequently they complete transactions on our platform. The behaviors of our mobile users, especially in the mobile era where users prefer to have all transactions completed through one single mobile application, has enabled us to cross-sell many different categories of our travel products. This engaged and loyal mobile user base, combined with our ability to continuously expand our product offerings has enabled us to attract even more active users, increase user engagement and further enhance a virtuous network effect. In 2014, mobile contributed 40.3% of our total revenue, 40.5% of our flights tickets sold and 56.4% of our hotel room nights stayed. These percentage metrics have also been consistently increasing quarter over quarter in 2014.

        We are a technology-driven company. We have leveraged our technology capabilities to create a number of innovative applications including:

  •
  Mobile.  We have developed Qunar Travel, our powerful proprietary mobile application to make travel convenient and accessible for China's fast growing mobile population. Qunar Travel enables our users to search for and purchase travel products with ease, and enables us to deliver timely user and customer services and build a vibrant online travel community.

  •
  SaaS.  Launched in 2010, our SaaS system provides an online presence for over 240,000 travel service providers. Our SaaS system provides us direct access to large volumes of travel product data and enables transaction processing within our platform. The early implementation of our SaaS system has allowed us to transition into the mobile age smoothly by providing the data infrastructure to complete transactions entirely within our own platform and avoiding the technical difficulties of redirecting our users out of our mobile applications to third-party applications or mobile websites.

  •
  Search.  Our search engine provides real-time, comprehensive and accurate travel products information directly sourced from travel service providers and through our SaaS platform.

        Our proprietary technologies enable us to provide more efficient services and accelerate our network effect. Building upon our technology strength, we strive to provide a comprehensive transaction platform for every Chinese traveler and travel service provider. Going forward, technology will continue to support the scalable growth of our business through automation while maintaining controlled personnel growth.

        For our customers, we provide the infrastructure for them to offer travel products and services to Chinese travelers either directly on our platform or through our search results. Our customers include Flight TSPs, airlines, independent hotels, OTAs, insurance service providers and others. With our fully integrated SaaS system, we improve not only our own but also the entire China travel industry's operating efficiency. The access to travel product data on our SaaS system enhances the quality of our search results and attracts more users to our platform, thereby benefiting our customers.

        For our users, we offer them an open platform for flight tickets and other travel products, which is highly integrated with third-party travel service providers along the distribution chain. In 2014, we were the largest retail flight distribution platform in China with the fastest growth rate among leading players. We also operate a direct hotel network, which is the largest in China as of December 31, 2014, focused on all segments of the hotel industry. Our direct hotel network was built in less than one year and covered over 237,000 hotels at the end of 2014. We also offer a large selection of over 500,000 vacation packages from more than 3,700 suppliers at the end of 2014. By integrating this vast array of travel products into our platform we are able to offer the most comprehensive selection of relevant travel products and the most convenient means to complete desired transactions to enhance user experience. Our ability to offer a wide array of products for each of our business lines and within each product category has helped us build a large and active user base and in turn successfully created a vibrant online travel community.

        For the fiscal year ended December 31, 2014, our total revenue grew 106.5% year over year and our gross merchandise value (excluding those generated by our investee companies), or GMV, was RMB83 billion, ranking us among the top five consumer platforms in any category in China in terms of transaction value. Our revenues were RMB501.7 million, RMB850.9 million and RMB1,756.8 million (US$283.1 million) in 2012, 2013 and 2014, respectively. We recorded net losses of RMB91.1 million, RMB187.3 million and RMB1,846.9 million (US$297.7 million) in 2012, 2013 and 2014, respectively. Excluding certain items such as contract termination loss provision resulted from a one-off event, and non-cash charges, including share-based compensation expenses, non-cash expenses relating to free user traffic contributed by Baidu and online marketing expenses incurred in connection with the Baidu Zhixin Cooperation whose impact we do not consider indicative of the performance of our business, our adjusted net losses were RMB57.3 million, RMB117.7 million and RMB812.8 million (US$131.0 million) and adjusted operating losses were RMB41.8 million, RMB83.9 million and RMB810.7 million (US$130.7 million) in 2012, 2013 and 2014, respectively.

Corporate Information

        Qunar Cayman Islands Limited, or Qunar Cayman, was incorporated in the Cayman Islands in July 2006.

        In October 2006, Qunar Cayman established Beijing Qunar Software Technology Co., Ltd., as Qunar Cayman's wholly foreign owned enterprise, or the WFOE, in the PRC. In August 2010, Qunar Cayman set up Queen's Road Travel Information Limited, or Qunar HK, as its wholly-owned subsidiary in Hong Kong. Through a share transfer agreement between Qunar Cayman and Qunar HK in March 2011, the WFOE became a wholly-owned subsidiary of Qunar HK and an indirect wholly-owned subsidiary of Qunar Cayman.

        To comply with PRC laws, regulations and rules, we operate our Qunar.com website through Qunar.com Beijing Information Technology Company Limited, a variable interest entity, or the Principal VIE. In October 2006, through the WFOE, we entered into certain contractual arrangements with the Principal VIE and its shareholders through which we obtained effective control over the operations of the Principal VIE.

        In July 2011, we entered into an agreement with Baidu Holdings Limited, a wholly-owned subsidiary and the investment vehicle of Baidu, Inc., a Cayman Islands company listed on the NASDAQ Global Select Market. Pursuant to the agreement, Baidu paid US$306 million to acquire 181,402,116 of our ordinary shares and became our majority shareholder.

        In November 2013, we completed an initial public offering of 12,777,650 ADSs (including the ADSs sold in connection with the over allotment offering), representing 38,332,950 Class B ordinary shares.

        Our ADSs have been listed on The NASDAQ Global Market under the symbol "QUNR" since November 1, 2013.

        Our principal executive offices are located at 17th Floor, Viva Plaza, Building 18, Yard 29, Suzhou Street, Haidian District, Beijing, People's Republic of China. Our telephone number at this address is +86 10 5760 3000. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. Our agent for service of process in the United States is Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY 10017.

 RISK FACTORS

        Investing in our securities involves risk. See the risk factors set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated into this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, the risk factors set forth under the heading "Risk Factors" in the applicable prospectus supplement.

        Before making an investment decision, you should carefully consider these risks, as well as other information we include in or incorporate by reference into this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

 CAPITALIZATION

        Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DESCRIPTION OF SHARE CAPITAL

        We were incorporated as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, or the Companies Law, on July 31, 2006, and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Law.

        As of the date of this prospectus, our authorized share capital consists of US$800,000 divided into 800,000,000 ordinary shares, consisting of 303,344,804 Class A ordinary shares and 496,655,196 Class B ordinary shares, par value US$0.001 per share. As of the date of this prospectus, there are 224,299,179 Class A ordinary shares and 136,164,846 Class B ordinary shares issued and outstanding.

        Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

        The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. A Cayman Islands exempted company:

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  is a company that conducts its business outside the Cayman Islands;

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  is exempted from certain requirements of the Companies Law, including the filing of an annual return of its shareholders with the Registrar of Companies;

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  does not have to hold an annual general meeting;

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  may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  does not have to make its register of shareholders open to inspection; and

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  may obtain an undertaking against the imposition of any future taxation (such undertakings usually being given for 20 years in the first instance).

        Our current amended and restated memorandum and articles of association became effective immediately upon the completion of our initial public offering in November 2013. The following summarizes the material terms of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. This summary is not complete, and you should read the form of our amended and restated memorandum and articles of association, which was filed as an exhibit to our registration statement on Form F-1 (File No. 333-191459) filed with the SEC on October 29, 2013.

        The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the Class B ordinary shares are held in accordance with the provisions of the deposit agreement in order to exercise directly shareholders' rights in respect of the Class B ordinary shares. The depositary will, so far as it is practical, vote or cause to be voted the amount of Class B ordinary shares represented by ADSs in accordance with the non-discretionary written instructions of the holders of such ADSs. See "Description of American Depositary Shares—Voting Rights".

Meetings

        As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders' annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders' meeting during each fiscal year, as required by the Nasdaq Stock Market Rules.

        An annual general meeting and any extraordinary general meeting shall be called by not less than five clear days' notice in writing. Notice of every general meeting will be given to all of our shareholders other than those that, under the provisions of our amended and restated articles of association or the terms of issue of the ordinary shares they hold, are not entitled to receive such notices from us or to attend and vote at such general meeting, and also for informational purposes only to our principal external auditors. General meetings may be called only by (i) the chairman of our board of directors, (ii) a majority of our board of directors or (iii) a requisition of shareholders holding at the date of requisition not less than 10% in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company, and may not be called by any other person.

        Notwithstanding that a general meeting is called by shorter notice than that mentioned above, it will be deemed to have been duly convened, if it is so agreed (i) in the case of a meeting called as an annual general meeting by all of our shareholders entitled to attend and vote at the meeting; and (ii) in the case of any other general meeting, by our shareholders having a right to attend and vote at the meeting, together holding not less than 75% in par value of the shares giving that right.

        One or more shareholders present in person or by proxy holding in aggregate more than one-half (50%) of the total voting power represented by issued and outstanding voting shares which carry the right to vote at general meetings of the Company will constitute a quorum. No business other than the appointment of a chairman may be transacted at any general meeting unless a quorum is present. However, the absence of a quorum will not preclude the appointment of a chairman. If present, the chairman of our board of directors shall be the chairman presiding at any shareholders general meetings.

        A corporation being a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation that he represents as that corporation could exercise if it were an individual shareholder of our company.

        The quorum for a separate general meeting of the holders of a separate class of shares is described in "—Modification of Rights" below.

        Our amended and restated memorandum and articles of association do not allow our shareholders to approve matters to be determined at shareholders general meetings by way of written resolutions without a meeting.

Voting Rights Attaching to the Shares

        Subject to any special rights or restrictions as to voting for the time being attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote on a show of hands, and on a poll shall have three votes for each Class A ordinary share of which such shareholder is the holder, and one vote for each Class B ordinary share of which such shareholder is the holder.

        No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is duly registered as our shareholder at the applicable record date for that meeting and all calls or other monies then payable by such shareholder to us in respect of our shares have been paid.

        If a depositary or clearing house (or its nominee(s)), being a corporation, is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the depositary or clearing house (or its nominee(s)) which he represents as that depositary or clearing house (or its nominee) could exercise as if such person were an individual shareholder of our company holding the number and class of shares specified in such authorization, including, where a show of hands is allowed, the right to vote individually on a show of hands.

        Our amended and restated memorandum and articles of association provide that our directors may be elected by cumulative voting of our shareholders at any general meeting at which the election of our directors will be voted upon, whereby our board may nominate and propose more nominees for election as directors than the number of seats available to be filled. Any one or more of our shareholders holding at least 10% of our issued and outstanding shares may also propose nominees for election. At the general meeting of shareholders at which the election of directors is voted upon, each shareholder will have a number of cumulative votes (which is calculated by reference to (i) the number of votes carried by such shareholder's shares, as a percentage of the total aggregate votes carried by all shares represented and voted at the meeting, multiplied by (ii) the number of available seats to be filled), and may cast such cumulative votes in favor of any one or more of the proposed nominees. The nominees who receive the most number of cumulative votes, up to the number of nominees required to fill the number of available seats, will be duly and validly elected as directors.

Protection of Minority Shareholders

        The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and to report thereon in a manner as the Grand Court shall direct.

        Any shareholder may petition the Grand Court of the Cayman Islands, which court may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up. Where any such petition has been presented by our shareholders, the Grand Court is permitted to make alternative orders to a winding-up order including orders regulating the conduct of our affairs in the future, requiring us to refrain from doing an act complained of by the petitioner or for the purchase of our shares by us or another shareholder.

        Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association.

        In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts ordinarily would be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a representative action against, or derivative actions in the name of, our company to challenge (i) an act which is ultra vires or illegal, (ii) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (iii) an irregularity in the passing of a resolution which requires a qualified (or special) majority.

Pre-Emption Rights

        There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Liquidation Rights

        Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of our company's issued share capital at the commencement of the winding up, the surplus shall be distributed among those shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares held by them in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise, respectively and (ii) if we are wound up and the assets available for distribution among our shareholders are insufficient to repay the whole of our company's issued share capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the shares held by them, respectively.

        If we are wound up, the liquidator may with the sanction of a special resolution of our shareholders and any other sanction required by the Companies Law, divide among our shareholders in kind the whole or any part of our assets (whether or not they shall consist of property of the same kind) and may, for that purpose, value any assets and determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the like sanction, vest the whole or any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets upon which there is a liability.

Modification of Rights

        Except with respect to share capital (as described in "Alteration of Capital" below) and the location of the registered office, alterations to our amended and restated memorandum and articles of association may only be made by special resolution, meaning a majority of not less than two-thirds of votes cast at a shareholders general meeting.

        If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided for by the terms of issue of the shares of that class) may, whether or not our company is being wound up, be varied with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a special resolution of the holders of the shares of that class, passed at a separate general meeting of the holders of the shares of that class. The provisions of our amended and restated memorandum and articles of association relating to general meetings shall apply similarly to every such separate general meeting, except that the necessary quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be one or more person(s) holding (or represented by proxy) in aggregate at least one-third of the issued shares of that class and that any holder of shares of that class present in person or by proxy may demand a poll.

        The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Alteration of Capital

        Our company may from time to time by ordinary resolution of our shareholders:

  •
  increase our capital by such sum as the ordinary resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as we in general meeting may determine;

  •
  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

  •
  convert all or any of our paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

  •
  by subdivision of our existing shares or any of them divide the whole or any part of our share capital into shares of smaller amount than is fixed by our amended and restated memorandum of association or into shares without par value; or

  •
  cancel any shares which at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled.

        Our company may, by special resolution of our shareholders, subject to any confirmation or consent required by the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Register of Members

        Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

  (a)
  the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

  (b)
  the date on which the name of any person was entered on the register as a member; and

  (c)
  the date on which any person ceased to be a member.

        Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

        If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or the company itself may apply to the court for an order that the register be rectified.

Transfer of Shares

        Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, including, for example, the board of directors' discretion to refuse to register a transfer of any share (not being a fully paid up share and upon which the company does not have a lien), or any share issued under the share incentive plans for employees upon which a restriction on transfer imposed thereby still subsists, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or in another form that our directors may approve.

        Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

  •
  the instrument of transfer is lodged with us accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of share;

  •
  the instrument of transfer is properly stamped (in circumstances where stamping is required);

  •
  in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

  •
  fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

        If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, on not less than 14 days' notice being given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of Nasdaq, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any year.

Share Redemption, Repurchase and Surrender

        We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of such shares, on such terms and in such manner as may be determined before the issue of such shares by our board of directors or by special resolution of our shareholders.

        We are empowered by the Companies Law and our amended and restated memorandum and articles of association to purchase our own shares, on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders, or are otherwise authorized by our amended and restated memorandum and articles of association. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by Nasdaq, the U.S. Securities and Exchange Commission, or the SEC, or by any other recognized stock exchange on which our securities are listed.

        Under the Companies Law and our amended and restated memorandum and articles of association, the redemption or repurchase of any share may be paid out of our company's profits, share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company will be able, immediately following such payment, to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

        Any share redeemed, repurchased or surrendered may be either cancelled or held by our company as a treasury share until such time as it is cancelled or transferred.

Dividends

        Our directors may declare dividends in any currency to be paid to our shareholders, subject to the laws of the Cayman Islands. In addition, our shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Companies Law. However, in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

        Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides (i) all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid on that share and (ii) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

        Our directors may deduct from any dividend or other distribution payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls or otherwise.

        No dividend or other money payable by us on or in respect of any share shall bear interest against us.

        Any dividend, other distribution, interest or other monies payable in cash to the holder of shares may be paid by wire transfer to the holder or by check or warrant sent by mail to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other distributions, bonuses, or other monies payable in respect of the share held by them as joint holders.

        Any dividend or other distribution which cannot be paid to a shareholder and/or which remains unclaimed for one year after having been declared may, in the discretion of the Directors, be paid into a separate account in our company's name, provided that we shall not be constituted as a trustee in respect of that account and the dividend or other distribution shall remain as a debt due to the shareholder. Any dividend or other distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or other distribution shall be forfeited and reverted to us.

        Our directors may resolve that any dividend or other distribution be paid wholly or partly by the distribution of specific assets of any kind, and in particular by the distribution of shares, debentures or warrants of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional shares, may fix the value for distribution of such specific assets, may determine that cash payments shall be made to any of our shareholders upon the basis of the value so fixed in order to adjust the rights of all shareholders, and may vest any such specific assets in trustees as may seem expedient to our directors.

Untraceable Shareholders

        We are entitled to sell any shares of a shareholder who is untraceable, provided that:

  •
  all checks or warrants, not being less than three in number, for any sums payable in cash to such shareholder have remained un-cashed for a period of 12 years;

  •
  we have not during that time, or before the expiry of the three month period referred to below, received any indication of the whereabouts or existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and

  •
  upon expiry of the 12-year period referred to above, we have caused an advertisement to be published in newspapers or by electronic communication in the manner in which notices may be served by our company by electronic means as stipulated by our amended and restated articles of association, giving notice of our intention to sell such shares, and a period of three months has elapsed since such advertisement and Nasdaq has been notified of such intention.

        The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Differences in Corporate Law

        The Companies Law is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States.

        Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. The consent of each holder of a fixed or floating security interest of a constituent company in a proposed merger or consolidation must also be obtained. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        For a director who has a financial or other interest in the plan of merger or consolidation, he should declare the nature of his interest at the board meeting where the plan was considered. The interested director may not vote on the resolution of the board to approve the plan of merger or consolidation. However, such a director who is also a shareholder may vote, in his capacity as a shareholder, on the shareholders' resolution to authorize the plan of merger, notwithstanding his interest.

        A shareholder resolution is not required if a Cayman Islands incorporated parent company is seeking to merge with one or more of its Cayman Islands incorporated subsidiary companies (i.e., companies where at least ninety per cent (90%) of the issued shares of which (of one or more classes) that are entitled to vote are owned by the parent company). In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

        The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive shares, debt obligations or other securities in the surviving or consolidated company or any other corporate entity, or money or other property, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

        After the plan of merger or consolidation has been approved by the directors, authorized by a resolution of the shareholders and the holders of fixed or floating security interest have given their consent, the plan of merger or consolidation is executed by each company and filed, together with certain ancillary documents, with the Registrar of Companies in the Cayman Islands.

        A shareholder may dissent from a merger or consolidation. A shareholder properly exercising his dissent rights is entitled to payment in cash of the fair value of his shares. Such dissent rights are unavailable in respect of shares subject to a plan of merger or consolidation for which (i) an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent and (ii) in certain other situations.

        A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection. Such shareholders then have 20 days to give to the company their written election in the form specified by the Companies Law to dissent from the merger or consolidation.

        Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

        Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then within 20 days thereafter, the company shall or any dissenting shareholder may file a petition with the Grand Court for a determination of the fair value of the shares of all dissenting shareholders. At the petition hearing, the Grand Court shall determine the fair value of the shares of such dissenting shareholders as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

        In addition to the provisions of the Companies Law relating to mergers and consolidations, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to majority vote have been met;

  •
  the shareholders have been fairly represented at the meeting in question;

  •
  the arrangement is such that a businessman would reasonably approve; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a take-over offer is made and accepted by holders of 90.0% of the shares affected within four months, the offerer may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction is thus approved, or if the take-over offer is thus accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts ordinarily would be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a representative action against, or derivative actions in the name of, our company to challenge (i) an act which is ultra vires or illegal, (ii) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (iii) an irregularity in the passing of a resolution which requires a qualified (or special) majority.

        Corporate Governance.    Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our amended and restated memorandum and articles of association, subject to any separate requirement for audit committee approval under the applicable Nasdaq Stock Market Rules, a director is required to disclose the nature of his interest in any contract or arrangement which he is interested in and may not vote in respect of any contract or proposed contract or arrangement in which such director is interested; however, such director may be counted in the quorum at such a meeting.

Board of Directors

        We are managed by our board of directors. Our amended and restated memorandum and articles of association provide that, unless otherwise determined by our shareholders in general meeting, the number of our directors shall not be less than two. There is no maximum number of directors unless otherwise determined by our shareholders in general meeting. Any director on our board may be removed by way of an ordinary resolution of our shareholders or by a board resolution passed by a majority of the directors then in office. Any vacancies or additions to the existing board of directors can be filled either by way of an ordinary resolution of our shareholders or by a board resolution passed by a majority of the directors then in office, although this may be less than a quorum where the number of remaining directors falls below the minimum number fixed by our board of directors. In addition, our amended and restated memorandum and articles of association permit our directors to be elected by cumulative voting of our shareholders at any general meeting at which the election of our directors will be voted upon, whereby our board may nominate and propose more nominees for election as directors than the number of seats available to be filled. Any one or more of our shareholders holding at least 10% of our issued and outstanding shares may also propose nominees for election. At the general meeting of shareholders at which the election of directors is voted upon, each shareholder will have a number of cumulative votes (which is calculated by reference to (i) the number of votes carried by such shareholder's shares, as a percentage of the total aggregate votes carried by all shares represented and voted at the meeting, multiplied by (ii) the number of available seats to be filled), and may cast such cumulative votes in favor of any one or more of the proposed nominees. The nominees who receive the most number of cumulative votes, up to the number of nominees required to fill the number of available seats, will be duly and validly elected as directors. Any director appointed by our board of directors to fill a casual vacancy shall hold office until our next following general meeting of shareholders after his appointment and be subject to re-election at such meeting. Any director appointed by our board of directors as an addition to the existing board shall hold office until our next following annual general meeting and shall be eligible for re-election. Our directors are not required to hold any of our shares to be qualified to serve on our board of directors. There is no requirement under Cayman Islands law or our amended and restated memorandum and articles of association that a majority of our directors be independent.

        Meetings of our board of directors may be convened at any time by any director, or by the secretary of our company on request of any director. At least one clear day's notice in writing must be given to every director and alternate director, which notice shall set forth the general nature of the business to be considered, unless notice is waived by all the directors (or their alternates) either at, before or after the meeting is held.

        A meeting of our board of directors shall be competent to make lawful and binding decisions if an absolute majority of the total number of directors holding office at the commencement of such meeting are present or represented. At any meeting of our directors, each director, be it by such director's presence or by such director's alternate, is entitled to one vote.

        Questions arising at a meeting of our board of directors are required to be decided by simple majority of votes of the members of our board of directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have an additional or casting vote. Our board of directors may also pass resolutions without a meeting by unanimous written consent.

Committees of the Board of Directors

        Under our amended and restated memorandum and articles of association, our board of directors is required to establish and maintain an audit committee which shall (a) consist of directors meeting the independence and experience requirements of the Exchange Act and the Nasdaq Stock Market Rules and (b) be responsible for overseeing, among other things, our company's financial, accounting and auditing matters, pursuant to a charter of such audit committee as approved and amended from time to time by our board of directors. In addition, our amended and restated memorandum and articles of association require our board of directors to establish a compensation committee and a nominating committee to be responsible for matters pursuant to the charters of such committees as approved and amended from time to time by our board. Within six months after our company ceases to be a "controlled company" (as such term is defined under the Nasdaq Stock Market Rules), our directors are required to cause each of the compensation committee and the nominating committee (a) to be comprised of a majority of "independent" directors as that term is defined in the Nasdaq Stock Market Rules and (b) to be responsible for matters pursuant to the charters of such committee as approved and amended from time to time by our board.

        Our amended and restated memorandum and articles of association also empower our directors to establish other committees for managing the affairs of our company, and to appoint any person to be a member of such committees.

Issuance of Additional Ordinary Shares or Preferred Shares

        Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

        Our amended and restated memorandum and articles of association authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

  •
  the designation of the series;

  •
  the number of shares of the series;

  •
  the dividend rights, dividend rates, conversion rights, voting rights; and

  •
  the rights and terms of redemption and liquidation preferences.

        Our board of directors may issue series of preferred shares without action by our shareholders to the extent of available authorized but unissued preferred shares. Accordingly, the issuance of preferred shares may adversely affect the rights of the holders of the ordinary shares. In addition, the issuance of preferred shares may be used as an antitakeover device without further action on the part of the shareholders. Issuance of preferred shares may dilute the voting rights of holders of ordinary shares.

        Subject to applicable regulatory requirements, our board of directors may issue additional ordinary shares without action by our shareholders to the extent of available authorized but unissued shares. The issuance of additional ordinary shares may be used as an anti-takeover device without further action on the part of the shareholders. Such issuance may dilute the voting power of existing holders of ordinary shares.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find More Information About Us."

Registration Rights

        Pursuant to the Amended and Restated Investors' Rights Agreement entered into in July 2011, and further amended on March 4, 2013, we have granted certain registration rights to holders of our registrable securities. Set forth below is a description of the registration rights granted under the Investors' Rights Agreement.

        Demand Registration Rights.    At any time after six months following the completion of this offering, holders of at least 10% of our outstanding registrable securities have the right to demand that we file a registration statement covering the registration of all registrable securities which the Holders request to be registered, provided that the anticipated aggregate offering price (before deduction of underwriting discounts, commissions and expenses) is at least US$10 million. We, however, are not obligated to effect a demand registration if (1) we have effected three demand registrations, (2) during the period starting with the date 90 days prior to our good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration, unless such offering is the initial public offering of our securities, in which case, ending on a date 180 days after the effective date of such registration; provided that we are actively employing in good faith our best efforts to cause such registration statement to become effective; or (3) the initiating holders propose to dispose of shares of registrable securities that may be immediately registered on Form S-3 or Form F-3. We have the right to defer filing of a registration statement for a period of not more than 120 days after the receipt of the request of the initiating holders if our board of directors determines in good faith that filing of a registration will be materially detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any twelve-month period and cannot register any securities during such twelve-month period (subject to certain exceptions). Further, if the registrable securities are offered by means of an underwriting and the underwriter advises the initiating holders in writing that marketing factors require a limitation of the number of securities to be underwritten, the number of shares of registrable securities that may be included in the underwriting shall be allocated among all participating holders thereof, including the initiating holders, in proportion (as nearly as practicable) to the amount of our registrable securities owned by each participating holder; provided, however, that the number of shares of registrable securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

        Piggyback Registration Rights.    If we propose to file a registration statement for a public offering of our securities solely for cash, subject to certain exceptions, we must offer holders of our registrable securities an opportunity to include in the registration all registrable securities that each such holder has requested to be registered.

        Form F-3 Registration Rights.    Holders of at least 10% of our outstanding registrable securities have the right to request that we effect registration statements on Form F-3 at any time after our initial public offering. We, however, are not obligated to effect such registration if, among other things, (1) Form F-3 is not available for such offering by the holders of registrable securities, (2) the aggregate anticipated price of such offering is less than US$2 million, or (3) during the period ending 180 days after the effective date of a registration statement subject to Piggyback Registration Rights as stated above. We have the right to defer filing of a Form F-3 registration statement for a period of not more than 120 days after the receipt of the request of relevant holders if our board of directors determines in good faith that filing of such registration will be materially detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any twelve-month period and cannot register any other securities (subject to certain exceptions) during such 120-day period.

        Expenses of Registration.    We will bear all registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes incurred in connection with any demand, piggyback or F-3 registration. We are also not required to pay for any expenses of any registration proceeding begun in response to holders' exercise of their demand registration rights if the registration request is subsequently withdrawn at the request of the holders of a majority of the registrable securities to be registered, subject to a few exceptions.

        Termination of Obligations.    We have no obligation to effect any demand, piggyback or Form F-3 registration after the earlier of (i) five years following the consummation of our initial public offering, or (ii) such time as Rule 144 under the Securities Act is available for the sale of all of such holder's shares during a three-month period without registration.

        In addition, with respect to the warrants we agreed to issue to Baidu pursuant to the Zhixin Cooperation Agreement, we agreed to cause the Class B ordinary shares issuable upon the exercise of the warrants or ADSs representing such Class B ordinary shares to be registered with the U.S. Securities and Exchange Commission upon Baidu's request for such registration.

 DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The following summary describes certain material terms of our ADSs and certain material rights of an owner of ADSs. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement (as defined below), which is incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

        Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of three Class B ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

        We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see "Where You Can Find More Information About Us."

Holding the ADSs

  How will you hold your ADSs?

        You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

  How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your

ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

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  Cash.  The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not possible or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held or the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

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  Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See "Taxation." The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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  Shares.  For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

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  Elective Distributions in Cash or Shares.  If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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  Rights to Purchase Additional Shares.  If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

        If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs). U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

        There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

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  Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

  How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

        Except for ordinary shares deposited by us in connection with this offering, no shares will be accepted for deposit during a period of 180 days after the date of this prospectus. The 180 day lock up period is subject to adjustment under certain circumstances as described in the section entitled "Shares Eligible for Future Sales—Lock-up Agreements."

  How do ADS holders cancel an American Depositary Share?

        You may turn in your ADSs at the depositary's corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

        How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

  How do you vote?

        You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

        If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our amended and restated memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.

        The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

  Information Requests

        Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our amended and restated memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such amended and restated memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our amended and restated memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

  Disclosure of Interests

        Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of Nasdaq and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed, or our amended and restated memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

        As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees

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To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

        As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

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  Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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  Expenses incurred for converting foreign currency into U.S. dollars.

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  Expenses for cable, telex and fax transmissions and for delivery of securities.

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  Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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  Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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  Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

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  Any applicable fees and penalties thereon.

        The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary banks.

        In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

        The depositary has agreed to reimburse us for a portion of certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. Further, the depositary has agreed to reimburse us certain fees payable to the depositary by holders of ADSs. Neither the depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of service fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the program are not known at this time.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

  How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

  How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary and in either case we have not appointed a new depositary within 90 days. In either case, the depositary must notify you at least 30 days before termination.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest.

        After such sale, the depositary's only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

        The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

        The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

        These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

  Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

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  are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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  are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our amended and restated memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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  are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our amended and restated memorandum and articles of association or provisions of or governing deposited securities;

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  are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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  are not liable for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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  disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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  disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs.

        The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (vi) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

        In addition, the deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our company related to our shares, the ADSs or the deposit agreement.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will issue, deliver or register a transfer of an ADS, split up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

  •
  satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

  •
  compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

        The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

        You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

  •
  when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on our ordinary shares;

  •
  when you owe money to pay fees, taxes and similar charges;

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or

  •
  other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

  •
  for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

        The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the ordinary shares or ADSs to be deposited, (b) agrees to indicate the depositary as owner of such ordinary shares or ADSs in its records and to hold such ordinary shares or ADSs in trust for the depositary until such ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver such ordinary shares or ADSs to the depositary or the custodian, as the case may be, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate; (2) the pre-release is fully collateralized with cash, United States government securities or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated in the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services. Certain disadvantages, however, accompany incorporation in the Cayman Islands. These disadvantages include a less developed body of Cayman Islands securities laws that provide significantly less protection to investors as compared to the laws of the United States, and the potential lack of standing by Cayman Islands companies to sue in the federal courts of the United States.

        Our organizational documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Law Debenture Corporate Services Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

        Maples and Calder, our special Cayman Islands counsel, and TransAsia Lawyers, our special PRC counsel, have advised us that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Maples and Calder has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the liabilities provision of the federal securities laws in the United States without retrial on the merits if such judgment gives rise to obligations to make payments that may be regarded as fines, penalties or similar charges.

        Claims against us by our shareholders must, as a general rule, be based on the general law of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association. Furthermore, if any wrong is done to our company (for example, as a result of any wrongful act or breach of duty by one of our directors), the general rule is that the proper plaintiff in an action in respect of that wrong is, prima facie, our company itself, and an individual shareholder would not be able to bring an action in respect of that wrong. However, based on English authorities, which would be persuasive authority in the Cayman Islands, the Cayman Islands courts would be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a shareholder to commence a representative action against, or derivative action in the name of, our company to challenge (i) an act which is ultra vires or illegal, (ii) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (iii) an irregularity in the passing of a resolution which requires a qualified (or special) majority.

        TransAsia Lawyers has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. TransAsia Lawyers has advised us that in the event a shareholder brings an action against a company in China for disputes related to contracts or other property interests, the PRC court may accept the case if (a) the subject matter of the case is located in the PRC, (b) the company (as the defendant) has seizable property in the PRC, (c) the company has a representative organization in the PRC, or (d) the parties choose to submit to the jurisdiction of PRC courts in the contract. The action may be initiated by such shareholder by filing a claim with the competent PRC court which will then determine whether to accept the claim in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action himself/herself/itself or appoint any another person or PRC legal counsel to participate on his/her/its behalf. Foreign citizens and companies have the same right as PRC citizens and companies in initiating an action in China unless the relevant foreign country to which such citizen or company belongs restricts the rights of PRC citizens and companies to take similar actions.

        In addition, it will be difficult for U.S. shareholders to originate actions against us in China based upon Cayman Islands, U.S. or PRC laws, because we are incorporated under the laws of the Cayman Islands and it is difficult for U.S. shareholders, by virtue only of holding our ADSs or Class B ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction. U.S. shareholders may be able to originate actions against us in the Cayman Islands based upon Cayman Islands laws. However, we do not have any substantial assets other than certain corporate documents and records in the Cayman Islands and it may be difficult for a shareholder to enforce a judgment obtained in a Cayman Islands court in China, where all of our operations are conducted.

 TAXATION

Cayman Islands Taxation

        The applicable prospectus supplement will describe the material Cayman Islands tax consequences of the ownership and disposition of any securities offered thereunder.

People's Republic of China Taxation

        The applicable prospectus supplement will describe the material People's Republic of China tax consequences of the ownership and disposition of any securities offered thereunder.

U.S. Federal Income Taxation

        The applicable prospectus supplement will describe material U.S. federal income tax consequences of the ownership and disposition of the securities offered thereunder to certain U.S. persons.

 PLAN OF DISTRIBUTION

        We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, or directly to purchasers, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        We may sell some or all of the securities included in this prospectus through:

  •
  a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

        We may enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of our ordinary shares by broker-dealers;

  •
  sell our ordinary shares short themselves and deliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or

  •
  loan or pledge our ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Any broker-dealers or other persons that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Market, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

 LEGAL MATTERS

        Certain legal matters as to United States federal law and New York State law will be passed upon for us by Shearman & Sterling LLP. The validity of the Class B ordinary shares represented by the ADSs offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, the Cayman Islands. Legal matters as to PRC law will be passed upon for us by TransAsia Lawyers, Beijing, the People's Republic of China. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

        The consolidated financial statements of Qunar Cayman Islands Limited appearing in Qunar Cayman Islands Limited's Annual Report (Form 20-F) for the year ended December 31, 2014 and the effectiveness of Qunar Cayman Islands Limited's internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Oriental Plaza, No. 1 East Chang An Ave, Dong Cheng District, Beijing, China, 100738.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide that our directors and officers (including former directors and former officers) shall be indemnified and secured harmless out of the assets and funds of our company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, otherwise than by reason of such indemnified person's own dishonesty, actual fraud or wilful default, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere.

        The form of Underwriting Agreement to be filed as Exhibit 1.1 to this prospectus will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.    EXHIBITS

        See Exhibit Index beginning on page II-7 of this registration statement.

ITEM 10.    UNDERTAKINGS

  (a)
  The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this Form F-3.

          (5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People's Republic of China, on June 1, 2015.

QUNAR CAYMAN ISLANDS LIMITED
By:	/s/ CHENCHAO (CC) ZHUANG Name: Chenchao (CC) Zhuang Title: Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Chenchao (CC) Zhuang as an attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the Registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on June 1, 2015.

Name	Title

/s/ ROBIN YANHONG LI Robin Yanhong Li	Chairman of the Board of Directors
/s/ CHENCHAO (CC) ZHUANG Chenchao (CC) Zhuang	Director and Chief Executive Officer (principal executive officer)
/s/ HESONG TANG Hesong Tang	Director
/s/ DENNY TING BUN LEE Denny Ting Bun Lee	Independent Director
/s/ RICHARD JIN CHOON LIM Richard Jin Choon Lim	Independent Director
/s/ JIXUN FOO Jixun Foo	Independent Director
/s/ HELEN HAIWEN HE Helen Haiwen He	Director
/s/ YILU ZHAO Yilu Zhao	Chief Financial Officer (principal financial and accounting officer)

 SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Qunar Cayman Islands Limited, has signed this registration statement or amendment thereto in New York, New York on June 1, 2015.

LAW DEBENTURE CORPORATE SERVICES INC.
By:	/s/ GISELLE MANON Name: Giselle Manon Title: Service of Process Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.
3.1

Fifth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-191459), initially filed with the Securities and Exchange Commission on September 30, 2013).

4.1

Registrant's Specimen American Depositary Receipt (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1, as amended (File No. 333-191459), initially filed with the Securities and Exchange Commission on September 30, 2013).

4.2

Registrant's Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-191459), initially filed with the Securities and Exchange Commission on September 30, 2013)

4.2

Form of Deposit Agreement, among the Registrant, the Depositary and holders of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended (File No. 333-191459), initially filed with the Securities and Exchange Commission on September 30, 2013)

5.1**	Opinion of Maples and Calder regarding the validity of ordinary shares.
8.1**	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of Shearman & Sterling LLP regarding certain U.S. tax matters.
23.1**	Consent of Ernst & Young Hua Ming LLP
23.2**	Consent of Maples and Calder (included in Exhibits 5.1).
23.3**	Consent of TransAsia Lawyers (included in Exhibit 99.1).
23.4**	Consent of Shearman & Sterling LLP (included in Exhibit 8.2).
24.1**	Powers of Attorney (included on signature page of Part II of this Registration Statement).
99.1**	Opinion of TransAsia Lawyers regarding certain PRC law matters.

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To be filed either as an amendment or as an exhibit to a report filed or furnished with the SEC pursuant to the Exchange Act and incorporated by reference into this Registration Statement.

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Filed with this registration statement on Form F-3.